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                                                                   Exhibit 3.28


                       SECOND AMENDED AND RESTATED BY-LAWS

                                       OF

                              BLACK DOG COAL CORP.


                                   ARTICLE I.
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                            MEETINGS OF SHAREHOLDERS.
                            ------------------------

     1.1 PLACES OF MEETINGS. All meetings of the shareholders shall be held at such place, either within or without the State of Virginia, as from time to time may be fixed by the Board of Directors. Unless otherwise designated by the Board, the annual meeting of the shareholders shall take place in the principal office of the Corporation in Abingdon, Virginia.

     1.2 ANNUAL MEETING. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the 15th day of December, at 10:00 o'clock a.m., if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

     1.3 SPECIAL MEETINGS. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Director or the President, or by shareholders together holding at least twenty percent (20%) of the number of shares of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.


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     1.4 NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his or her address which appears in the share transfer books of the Corporation. Such further notice, if any, shall be given as may be required by law. Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

     1.5 QUORUM. Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business, unless otherwise required by law. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

     1.6 VOTING. At any meeting of the shareholders each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his or her name on the books of the Corporation on the date, not more than seventy (70) days prior to such meeting, fixed by the Director as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.


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     1.7 INSPECTORS. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

     1.8 ACTION WITHOUT MEETING. Pursuant to Va. Codess.13.1-657, the shareholders may take any action within their authority without a meeting by unanimous written consent.

                                   ARTICLE II.
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                                   DIRECTORS.
                                   ----------


     2.1 GENERAL POWERS. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these By-laws, all of the powers of the Corporation shall be vested in the Board of Directors.

     2.2 NUMBER OF DIRECTORS. The number of Directors constituting the Board of Directors shall be one (1). As used in these By-laws, the term "Board of Directors" shall mean the sole director.

     2.3 ELECTION AND REMOVAL OF DIRECTORS; QUORUM.

         (a) The Board of Directors shall be elected at each annual meeting of shareholders.

         (b) The Board of Directors shall hold office for a term of one year and until his successor is elected. The Director may be removed from office at a meeting called


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expressly for that purpose by the vote of shareholders holding not less than a

     2.4 MEETINGS AND ACTIONS OF DIRECTORS. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Pursuant to Va. Codess. 13.1-685, the Board of Directors may take any action within his authority by written consent.


                                  ARTICLE III.
                                  ------------

                                    OFFICERS.
                                    ---------

     3.1 ELECTION OF OFFICERS; TERMS. The officers of the Corporation shall consist of a President, Secretary and a Treasurer. Other officers, including Vice Presidents, and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. Any two officers may be combined in the same person as the Board of Directors may determine.

     3.2 REMOVAL OF OFFICERS; VACANCIES. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

     3.3 DUTIES. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors.


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     3.4 DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He or she shall have authority over the general management and direction of the business and operations of the Corporation subject only to the ultimate authority of the Board of Directors. He or she may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he or she shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned by the Board of Directors.

     3.5 DUTIES OF THE VICE PRESIDENTS. Each Vice President, if any shall be elected from time to time, shall have such powers and duties as may be assigned to him or her by the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

     4.6 DUTIES OF THE SECRETARY. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. He or she shall keep and preserve the minutes of all such meetings and all unanimous consents of the shareholders and Board of Directors in permanent books. He or she shall see that all notices required to be


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given by the Corporation are duly given and served; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Director or the President. If assistant secretaries are elected, they shall have the same powers and duties as the secretary.

     3.7 DUTIES OF THE TREASURER. The Treasurer shall have charge of and be responsible of all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. The Treasurer shall be responsible for (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices;
(ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Director or the President. If assistant treasurers are elected, they shall have the same powers and duties as the treasurer.

                                   ARTICLE IV.
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                                 CAPITAL STOCK.
                                 --------------

     4.1 CERTIFICATES. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any


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manner permitted by law and stating thereon the information required by law.
Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

     4.2 LOST, DESTROYED AND MUTILATED CERTIFICATES. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     4.3 TRANSFER OF SHARES. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.


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     4.4 FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders of any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy
(70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred and twenty (120) days after the date fixed for the original meeting.

     4.5 FRACTIONAL SHARES. The Corporation may have fractional shares.

                                   ARTICLE V.
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                            MISCELLANEOUS PROVISIONS.
                            -------------------------

     5.1 FISCAL YEAR. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.


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     5.2 CHECKS, NOTES AND DRAFTS. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

     5.3 AMENDMENT OF BY-LAWS. These By-laws may be amended or altered by the Board of Directors. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any By-laws and to enact By-laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

     5.4 OFFICES. The principal office shall be in the Town of Abingdon, State of Virginia. The Corporation may have offices and places of business at such other places within and without the State of Virginia as shall be determined by the Directors.

     5.5 UNANIMOUS CONSENT. Any action taken, or any action that may be taken, at a meeting of Directors, or of the shareholders of the Corporation, may be taken without a meeting if a consent in writing is setting forth the action so taken shall be signed by all of the persons entitled to vote with respect to the subject matter thereof.


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